VALUE AMERICA, INC.
                   DEVELOPMENTS, NONCOMPETE AND NONDISCLOSURE
                                   AGREEMENT

        This DEVELOPMENTS, NONCOMPETE AND NONDISCLOSURE AGREEMENT is made as of this 13th day of November by and between Value America, Inc., a Virginia
corporation ("Company"), and                   , ("Employee").

        WHEREAS, as a condition to Employee's employment by Company, it is required that Employee execute and deliver this Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other valuable consideration (including without limitation those benefits to Company and Employee as an employee of Company), the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment of Intellectual Properties.

        1.1. Employee hereby sells, transfers and assigns, and agrees to sell, transfer and assign, to Company all of his or her right, title and interest in and to any and all developments, discoveries, inventions, technologies, improvements, enhancements, innovations, designs, ideas, processes, know how, methods, formulae, data, databases, capabilities, systems, source codes, software, tools, programs, trade secrets, confidences, business opportunities, works of authorship of whatever type (including but not limited to any art work, presentations, computer programs, compilations and other works), and all names, descriptions and marks and goodwill associated therewith; all documents, electronic files and other tangible embodiments of any of the foregoing; and all patents, patent applications, divisionals, continuations, continuations-in-part, reissues, renewals, copyright registrations and applications associated with any of the foregoing, and other intellectual property, proprietary and intangible interests associated with the foregoing (the "Intellectual Properties"), whether or not patentable or copyrightable, which (i) are discovered, learned, created, made, conceived, reduced to practice, used, applied, improved, enhanced or otherwise acquired by Employee, in whole or in part and alone or with others, while an employee of Company, whether or not during normal working hours or with the use of Company's facilities, materials or personnel and (ii) are within the scope of Company's actual or anticipated business (the "Protected Business"), the Protected Business being defined for purposes of this Agreement as the promotion, sale and/or distribution of consumer and business products and/or services through the Internet, convergence technologies, electronic commerce and/or interactive multimedia presentations (all of which are collectively referred to in this Agreement as "Developments"), to whatever extent such Developments are not owned by Company as a matter of law. Employee acknowledges that all Developments shall be works made for hire and shall be the sole, exclusive and proprietary property of Company.

        1.2. Employee will disclose fully, as soon as practicable and in writing, all Developments to the President, Chief Executive Officer or Board of Directors of Company. Employee agrees to maintain such records of his or her work relating to Developments as shall be required by Company policy.

        1.3. Company acknowledges that Developments subject to Section 1.1 do not include any inventions, discoveries, creations, works of authorship, other creative works, patents, copyrights and any intellectual property interests that are owned in whole or in part by Employee and that were discovered, created, learned, conceived and reduced to practice prior to the commencement of Employee's employment by Company ("Excluded Intellectual Property"). However, Employee represents that all Excluded Intellectual Property relating to the actual or anticipated business of Company or within the scope of the Protected Business is identified with specificity in Schedule l hereto, and, to the extent such specified Excluded Intellectual Property is not hereby conveyed and assigned to Company pursuant to Section 1.1, Employee grants to Company a nonexclusive, paid-up, worldwide license in perpetuity to make, use, sell, copy, modify, distribute and otherwise exploit the Excluded Intellectual Property identified in Schedule 1 hereto to the extent the same are within the scope of the Protected Business.

        1.4. Employee represents and warrants that he or she shall not himself or herself, and that he or she shall not cause Company to infringe, misappropriate, engage in acts of unfair competition with respect to or otherwise violate or impair the patent, copyright, trademark, trade secret or other intellectual property rights of any third party, and further that Company's use and exploitation of the Developments as well as the licensed Excluded Intellectual Property listed in Schedule I will not infringe or otherwise violate any third-party right.

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        1.5. Employee represents and warrants that he or she is not subject to any noncompete agreement, non-solicitation agreement, confidentiality or assignment agreement or other express or implied agreement with or obligation to any third party, including but not limited to former employers, that would prevent, limit or impair the Employee's performance of his or her duties to Company.

        1.6. At any time and from time to time, upon the request of Company, Employee agrees to execute and deliver to Company any and all instruments, documents and papers, and do any and all other acts that, in the sole judgment of Company, are or may be necessary or desirable to transfer, assign, register, record, perfect, reissue, continue, maintain, renew, or enforce or defend any Developments and any Intellectual Properties therein. Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Employee for all reasonable expenses incurred by Employee in complying with the provisions of this subsection. Employee further agrees that if Company is unable after reasonable effort to secure the signature of Employee on any such papers, the President or Chief Executive Officer of Company shall be entitled to execute any such papers as the agent and attorney-in-fact of Employee and Employee hereby irrevocably designates and appoints each such officer of Company as his or her agent and attorney-in-fact to execute any such papers on his or her behalf and to take any and all actions required or authorized by Company pursuant to this subsection.

2. Confidential Information.

        2.1. Employee agrees that any nonpublic information Employee learns or acquires, in whatever manner and from whatever source, in the course of his or her employment by and service for Company is "Confidential Information" owned solely and exclusively by Company. Employee acknowledges that all Confidential Information is a valuable, unique and proprietary asset of Company. Confidential Information includes, but is not necessarily limited to, nonpublic information and knowledge pertaining to Developments; price, cost, sales, profit and other financial information; data, databases and data compilations; formulas, processes, techniques, technologies, methods of doing business; computer software, source code and program design, structure and organization; hardware,


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databases, presentations, authoring tools, designs and systems; research and development, including negative information; information about and listings of Company's affiliates, officers, employees, agents and representatives, distributors, customers, vendors, competitors, and markets; and information disclosed to Company in confidence. Confidential Information does not include information that is or that becomes generally known within Company's line of business or that was known to Employee prior to his or her employment with Company.

        2.2. Employee agrees he or she shall not use the Confidential Information except within the scope of his or her employment and, that he or she shall use it solely for the sole benefit of Company, that he or she shall not disclose Confidential Information to any third party without the express prior written consent of Company, and that he or she shall take all reasonable precautions to safeguard the Confidential Information against unauthorized use or disclosure. If reasonable doubt may exist as to whether particular information is Confidential Information subject to this Section, whether during or after his or her employment with Company, Employee shall consult with the President or Chief Executive Officer of Company before making any use or disclosure of such information which may constitute a breach of this Section, whether during or after his or her employment and Employee agrees to abide by the determination of the President or Chief Executive Officer of Company. Employee further agrees to adhere strictly to any Company policies and procedures regarding the use and protection of Confidential Information.

        2.3. Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, notebooks, software, discs, program listings or other written, photographic, electronic, or other tangible documents or material containing Confidential Information, whether created by Employee or others, which shall come into his or her custody or possession, shall be and are the exclusive property of Company and subject to the terms of this Section 2. Employee shall immediately return and deliver to Company, without making or retaining any copies or derivations, any such documents and things, as well as any other equipment, supplies or other documents and things owned by Company upon either (i) a request by Company or (ii) termination of Employee's employment.

3. Noncompete and Nonsolicitation.

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        3.1. Employee acknowledges that he or she has and during the course of his or her employment with Company will gain specialized knowledge and experience in Company's business, that his or her reputation and contacts within the field are considered of great value to Company, and that if his or her knowledge, experience, reputation and contacts are used to compete with Company, serious harm to Company may result. Employee agrees that, for so long as Employee is employed by Company and for six (6) months thereafter, Employee shall not, without the express prior written consent of Company, alone or in concert with, or through or on behalf of, another person or entity, become, or act or serve as, an owner, employee, consultant, independent contractor, partner, or agent of any person or entity that competes with Company or does business in the Protected Business (as constituted as of the date of the termination of Employee's employment with Company), provided, however, that Employee shall in no event be deemed to have violated the provisions of this
Section 3.1 if he or she serves in any capacities or conducts any activities otherwise prohibited hereby from, at or out of a regularly established business or office location which is not within a one hundred (100)-mile radius of Charlottesville, Virginia as of the date of the termination of Employee's employment with the Company.

        3.2. Employee agrees that, for a period of two (2) years after Employee ceases to be employed by Company, Employee shall not, without the express prior written consent of Company, alone or in concert with or on behalf of another, employ, solicit the employment of, or retain or solicit the services of any employee of Company; employ, solicit the employment of, or retain or solicit the services of any independent contractor, consultant, vendor or supplier of Company providing goods or services to Company related to the Protected Business; or solicit the business of or enter into any agreement to provide goods or services related to the Protected Business to any person or entity that was a client, partner, affiliate, joint venturer, agent, distributor, vendor or representative of Company at any time while Employee was employed by Company.

4. Company Obligations to Third Parties. Employee acknowledges that Company from time to time may have relationships and agreements with other persons or with the United States or another government, or agencies thereof, which impose obligations or restrictions on Company regarding inventions made during the course of work under such agreements or regarding the confidential

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nature of such work. Employee agrees to be bound by all such obligations and restrictions which are made known to Employee and to take all action necessary to discharge the obligations of Company under such agreements.

5. Use of Name and Likeness. Employee grants to Company permission to use, whether during or after his or her employment, Employee's name, likeness and image for any reasonable business purpose.

6. Employee-Terminable-At-Will. EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE OR SHE IS AN EMPLOYEE-AT-WILL AND, AS SUCH, EITHER COMPANY OR EMPLOYEE MAY TERMINATE EMPLOYMENT AT ANY TIME WITH OR WITHOUT NOTICE OR CAUSE.

7. Survival. Employee's obligations under Sections 1, 2, 4 and 5 of this Agreement shall survive the termination or expiration of his or her employment without limitation in duration, Employee's obligations under Section 3 shall survive his or her employment for the teens set forth therein.

8. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given three business days after mailing by registered, certified or first-class mail, or the next business day if sent by special courier such as Federal Express (except that notice of change of address shall be deemed given only when received), to the addresses provided in this Agreement or to such other addresses as Company or Employee, as the case may be, shall designate by notice to the other party in the manner specified in this Section.

9. Contents of Agreement Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, personal representatives, successors and assigns of the parties hereto, except that Employee's duties and responsibilities hereunder are of a personal nature and shall not be assignable in whole or in part by Employee.

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10. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable the invalid or unenforceable provision in any other jurisdiction or under any other circumstance.

11. Remedies Cumulative; No Waiver. No remedy conferred upon any of the parties by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by any of the parties in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by either of the parties from time to time and as often as may be deemed expedient or necessary by each party in his or her or its sole discretion.

12. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the Commonwealth of Virginia, without reference to the principles governing the conflicts of laws applicable in that or any other jurisdiction. All provisions of this Agreement relating to ownership of Intellectual Properties are subject to applicable state laws. The parties irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and of the United States located in the Commonwealth of Virginia in connection with any suit, action or proceeding relating to this Agreement and agree not to commence any suit, action or proceeding relating thereto except in such courts.

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                     [THIS SPACE INTENTIONALLY LEFT BLANK]

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                                   SCHEDULE 1

                        EXCLUDED INTELLECTUAL PROPERTIES
             RELATING TO ACTUAL OR ANTICIPATED BUSINESS OF COMPANY


                        --------------------------

                                              Acknowledged and Agreed:


                                              ----------------------------

                                              --------------------Employee